Exhibit 99.1

Joint Filer Information

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

Names of Joint Filers:	(1) Crestview Partners II GP, L.P.
(2) Crestview-NAFH, LLC
(3) Crestview Partners II, L.P.
(4) Crestview Partners II (FF), L.P.
(5) Crestview Partners II (TE), L.P.
(6) Crestview Offshore Holdings II (Cayman), L.P.
(7) Crestview Offshore Holdings II (FF Cayman), L.P.
(8) Crestview Offshore Holdings II (892 Cayman), L.P.
(9) Crestview Advisors, L.L.C.

Address of Joint Filers:	c/o Crestview Partners
667 Madison Avenue, 10th Floor
New York, NY 10065

Issuer and Ticker Symbol: Capital Bank Financial Corp. (CBF)

Date of Event Requiring Statement: July 15, 2016

Crestview Partners II GP, L.P.

By: Crestview, L.L.C., as General Partner

By:	/s/ Ross A. Oliver
	Name:	Ross A. Oliver
	Title:	General Counsel

Crestview-NAFH, LLC

By: Crestview Partners II, L.P., as Member

By:	Crestview Partners II GP, L.P, as General Partner
	By:	Crestview, L.L.C., as General Partner

	By:	/s/ Ross A. Oliver
		Name:	Ross A. Oliver
		Title:	General Counsel

Crestview Partners II, L.P.

Crestview Partners II (FF), L.P.

Crestview Partners II (TE), L.P.

Crestview Offshore Holdings II (Cayman), L.P.

Crestview Offshore Holdings II (FF Cayman), L.P.

Crestview Offshore Holdings II (892 Cayman), L.P.

By:	Crestview Partners II GP, L.P, as General Partner
	By:	Crestview, L.L.C., as General Partner
	By:	/s/ Ross A. Oliver
		Name:	Ross A. Oliver
		Title:	General Counsel

Crestview Advisors, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

Date:	July 19, 2016